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                                   EXHIBIT 21

      OWNER                    SUBSIDIARY                STATE OF INC.     % OWNERSHIP
------------------    -----------------------------     --------------     -----------
Radiation Therapy     California Radiation              California            100%
Services, Inc.        Therapy Management
                      Services, Inc.

Radiation Therapy     North Carolina Radiation          North Carolina        100%
Services, Inc.        Therapy Management
                      Services, Inc.

Radiation Therapy     Maryland Radiation                Maryland              100%
Services, Inc.        Therapy Management
                      Services, Inc.

Radiation Therapy     Nevada Radiation                  Nevada                100%
Services, Inc.        Therapy Management
                      Services, Incorporated

Radiation Therapy     New York Radiation                New York              100%
Services, Inc.        Therapy Management
                      Services, Incorporated

Radiation Therapy     21st Century Oncology, Inc.       Florida               100%
Services, Inc.

Radiation Therapy     Financial Services of             Florida               100%
Services, Inc.        Southwest Florida, Inc.

Radiation Therapy     Radiation Therapy School          Florida               100%
Services, Inc.        for Radiation Therapy
                      Technology, Inc.

Radiation Therapy     21st Century Oncology             Kentucky              100%
Services, Inc.        of Kentucky, LLC

Radiation Therapy     21st Century Oncology             Alabama               100%
Services, Inc.        of Alabama, Inc.

Radiation Therapy     South County Radiation            Rhode Island           75%
Services, Inc.        Therapy, LLC

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
        OWNER                        SUBSIDIARY                 STATE OF INC.    % OWNERSHIP
----------------------      ----------------------------       --------------    -----------
Radiation Therapy           Southern New England               Rhode Island           62%
Services, Inc.              Regional Cancer Center, LLC

Maryland Radiation          Northwest Baltimore                Maryland               90%
Therapy Management.         Radiation Therapy Regional
Services, Inc.              Center, LLC

21st Century Oncology       Bluegrass Regional                 Kentucky               90%
of Kentucky, LLC            Cancer Center, LLP

21st Century Oncology,      Palms West Radiation               Florida                50%
Inc.                        Radiation Therapy, LLC

21st Century Oncology,      Palmetto Radiation                 Florida                50%
Inc.                        Associates, LLC

New York Radiation          Faxton Leasing, LLC                New York             37.5%
Therapy Management.
Services, Inc.